UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2009

GLOBALSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

461 South Milpitas Blvd. Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (408) 933-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 25, 2009, Globalstar, Inc. (“Globalstar” or the “Company”) and Thermo Funding Company LLC (“Thermo”) entered into a Loan Agreement whereby Thermo agreed to lend $25 million to the Company for the purpose of funding the debt service reserve account required under the Company’s Facility Agreement with BNP Paribas, as Security Agent and COFACE Agent, and others dated June 5, 2009 (the “Facility Agreement”).  Globalstar’s indebtedness to Thermo is subordinated to all obligations of the Company under the Facility Agreement.  The debt service reserve account is pledged to secure Globalstar’s obligations under the Facility Agreement.  The loan will accrue interest at 12% per annum, which will be capitalized and added to the outstanding principal in lieu of cash payments.  Payments to Thermo will be made only when permitted under the Facility Agreement.  The loan becomes due and payable six months after the obligations under the Facility Agreement have been paid in full, upon a change in control of Globalstar or upon any acceleration of the maturity of the loans under the Facility Agreement. As additional consideration for the loan, the Company will issue Thermo a warrant to purchase 4,205,608 shares of common stock at $0.01 per share.

Thermo may not exercise the warrant until the issuance of the warrant and the underlying shares of common stock is approved by the holders of a majority of the Company’s common stock in accordance with Nasdaq Listing Rules.  In addition, no common stock may be issued upon exercise of the warrant if such issuance would cause Thermo and its affiliates to own more than 70% of the outstanding voting stock of the Company.

The Loan Agreement was entered into upon the recommendation of a special committee consisting solely of the Company’s independent directors and approval by its Board of Directors.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 1, 2009, Globalstar drew approximately $313.0 million under the Facility Agreement.  Item 1.01 of the Current Report on Form 8-K filed by the Company on June 8, 2008 contains a description of the material terms of the Facility Agreement, which is incorporated by reference herein.

Item 7.01  Regulation FD Disclosure.

On July 1, 2009, Globalstar issued a press release announcing the closing of the Facility Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1         Press release dated July 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Fuad Ahmad
Fuad Ahmad
Senior Vice President and Chief Financial Officer

Date: July 1, 2009